UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

ART’S-WAY MANUFACTURING CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On May 10, 2012, Art’s-Way Acquisition, Inc. (n/k/a Universal Harvester by Art’s-Way, Inc.), a wholly-owned subsidiary of Art’s-Way Manufacturing Co., Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Universal Harvester Co, Inc., Ardis A. Heidebrink and F. Murray Buchheit, pursuant to which the Company acquired the assets of Universal Harvester Co., Inc., consisting of inventory, equipment, land, building, goodwill, and intangible assets (the “Assets”). In consideration for the purchase of the Assets, the Company paid $3,003,565 in cash on May 11, 2012, agreed to pay $27,427 in cash on real estate taxes accrued but due on the land and building in future periods, and issued 2,500 shares of Company common stock to each of Ardis A. Heidebrink and F. Murray Buchheit, the sole shareholders of Universal Harvester Co., Inc. (collectively, an issuance of 5,000 shares). The shares of common stock were valued at $35,550, based on the closing market price on May 10, 2012. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 10, 2012, the Company obtained $880,000 in new long-term debt from U.S. Bank issued to finance its purchase of the building and property of Universal Harvester Co., Inc. located in Ames, Iowa (the “U.S. Bank Loan”). The U.S. Bank Loan is governed by an Installment or Single Payment Note, dated May 10, 2012, which had an original principal amount of $880,000 and bears fixed interest at 3.150%. The payments required on the U.S. Bank Loan began on June 10, 2012 in the amount of $11,700 and continue on the same date of each consecutive month thereafter, until the maturity date, May 10, 2017, with a final payment of principal and accrued interest in the amount of $283,500 due May 10, 2017. The U.S. Bank Loan is subject to prepayment fees based on the net present value of the underlying note on the prepayment date. As of June 30, 2012, the outstanding principal balance on the U.S. Bank Loan was $871,000. The U.S. Bank Loan is secured by a mortgage on the building and property acquired from Universal Harvester Co., Inc. in Ames, Iowa, pursuant to a Mortgage, Security Agreement and Assignment of Rents between the Company and U.S. Bank, dated May 10, 2012.

If the Company fails to make a required payment or perform or observe any agreement or covenant under the U.S. Bank Loan, commits and fails to cure a default under the terms of any of its other loan obligations in excess of $10,000, becomes subject to bankruptcy, insolvency proceedings, or a judgment in an amount exceeding $10,000, if there is a determination that any of the representations made in the U.S. Bank Loan or ancillary documents are untrue or materially misleading or if there is a material adverse change in the Company’s business, the Company will be deemed to be in default under the U.S. Bank Loan. If the Company does not cure the default within the applicable cure period, the lender may cause the entire amount of the loan to be immediately due and payable or may increase the interest rate to a rate of 5.00% per annum, plus the interest rate otherwise payable under the U.S. Bank Loan. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Installment or Single Payment Note, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

As discussed above, on May 10, 2012, the Company issued 2,500 shares of common stock, par value $0.01, to each of Ardis A. Heidebrink and F. Murray Buchheit, the sole shareholders of Universal Harvester Co., Inc. (collectively, an issuance of 5,000 shares) as partial consideration for the acquisition of the assets of Universal Harvester Co., Inc., pursuant to the Purchase Agreement. The shares of Company common stock were valued at $35,550, based on the closing market price on May 10, 2012.

The Company is relying on Section 4(2) of the Securities Act of 1933, as amended, to exempt the securities issued under the Asset Purchase Agreement from the registration requirements of the Securities Act, since the issuance did not involve a public offering, Ardis A. Heidebrink and F. Murray Buchheit took the securities for investment and not resale and the Company has taken appropriate measures to restrict transfer. The securities may not be offered or sold in the United States absent an effective registration statement or exemption from applicable registration requirements.

Item 9.01                      Financial Statements and Exhibits.

(a)
Financial statements of business acquired: All financial statements required with respect to the acquisition described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K as soon as practicable.

(b)
Pro forma financial information: All pro forma financial information required with respect to the acquisition described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K as soon as practicable.

(c)	Shell Company Transactions: None

(d)	Exhibits:

10.1	Asset Purchase Agreement, by and among Art’s-Way Acquisition, Inc., Universal Harvester Co, Inc., Ardis A. Heidebrink and F. Murray Buchheit, dated May 10, 2012.

10.2	Installment or Single Payment Note between Art’s-Way Manufacturing Co., Inc. and U.S. Bank N.A., dated May 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 16, 2012

ART’S-WAY MANUFACTURING CO., INC.

/s/ Carrie L. Majeski
Carrie L. Majeski
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

ART’S-WAY MANUFACTURING CO., INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
May 10, 2012	000-05131

Exhibit No.                             ITEM

10.1	Asset Purchase Agreement, by and among Art’s-Way Acquisition, Inc., Universal Harvester Co, Inc., Ardis A. Heidebrink and F. Murray Buchheit, dated May 10, 2012.

10.2	Installment or Single Payment Note between Art’s-Way Manufacturing Co., Inc. and U.S. Bank N.A., dated May 10, 2012.